C3 AI Announces Record Fiscal 2021 Results
Fourth Quarter Revenue of $52.3 million, increased 26% year over year

REDWOOD CITY, Calif. - June 2, 2021 - C3.ai, Inc. (NYSE: AI), the Enterprise AI application software company, today announced results for its fiscal fourth quarter and the full year ended April 30, 2021.
“We achieved strong business and financial results in the fourth quarter and full fiscal year, as we advance our leadership position as the enterprise AI application software pure play,” said CEO Thomas M. Siebel. “The enterprise AI software market is rapidly growing, and we see accelerating interest in enterprise AI solutions across industries, geographies, and market segments. We are aggressively investing to extend our product and technology leadership and to expand our market-partner ecosystem and associated distribution capacity. As we continue to execute on delivering high-value outcomes for customers, we are increasingly well-positioned to establish a global market leadership position in enterprise AI application software. Bottom line, performance was strong across the board and we are planning for accelerating growth in the coming year.”

Fourth Quarter Financial Highlights
•Revenue: Total revenue for the quarter was $52.3 million, up from $41.6 million one year ago, an increase of 26% year over year.
•Subscription revenue: Subscription revenue for the quarter was $43.1 million, up from $36.8 million one year ago, an increase of 17% year over year.
•Gross Profit: Gross profit for the quarter was $40.6 million (a 78% gross margin), compared to $32.1 million gross profit (a 77% gross margin) one year ago, an increase in gross profit of 26% year over year.
•Remaining Performance Obligations (“RPO”): RPO was $293.8 million, compared to $239.7 million one year ago, an increase of 23% year over year.
•Non-GAAP RPO: Non-GAAP RPO was $345.1 million, compared to $246.9 million one year ago, an increase of 40% year over year.
•C3 AI Customer Count: Total enterprise AI customer count was 89, an increase of 82% year over year.

Full Year Fiscal 2021 Financial Highlights
•Revenue: Total revenue for the year was $183.2 million, up from $156.7 million one year ago, an increase of 17% year over year.
•Subscription revenue: Subscription revenue for the year was $157.4 million, up from $135.4 million one year ago, an increase of 16% year over year. Subscription revenue as a percentage of total revenue remained 86%, constant year over year.
•Gross Profit: Gross profit for the year was $138.7 million (a 76% gross margin), compared to $117.9 million gross profit (a 75% gross margin) one year ago, an increase of 18% year over year.

Recent Business Highlights
•C3 AI continued to accelerate customer momentum and expanded its enterprise AI footprint in Defense and Intelligence, Financial Services, Manufacturing, Oil & Gas, Utilities, and Energy Sustainability, with new enterprise production deployments at the United States Air Force, Bank of America, Standard Chartered Bank, Koch Industries, MEG Energy, Duke Energy, and ENGIE. C3 AI also initiated new enterprise AI projects with 3M, ConEd, FIS, Infor, Koch Industries, New York Power Authority, and Shell, and signed new contracts with Commonwealth Bank, George Washington University School of Medicine and Health Sciences, NCS, One Medical, San Mateo County, Stanford Health Care, SWIFT, and Yokogawa Electric Corporation, as well as expanded business with the US Air Force, including the Rapid Sustainment Office (RSO) and the F-35 Joint Program Office (JPO). Shell signed an expanded 5+-year enterprise agreement with C3 AI to accelerate the deployment of C3 AI and ML applications across Shell global assets. This represents a major expansion of the partnership C3 AI and Shell have forged over the past several years.
•The total number of C3 AI customers at the end of Q4 FY2021 was 89, up from 49 at the end of Q4 FY2020, an 82% increase year over year.
•C3 AI further expanded its market-partner ecosystem to extend its global distribution and service capabilities. During the quarter C3 AI expanded its relationship with strategic partner and financial technology leader FIS to launch joint solutions for the financial services industry, including FIS Credit Intelligence powered by C3 AI. This builds on the previously announced launch of FIS AML Compliance Hub powered by C3 AI.
•The company saw continued success in its partnership with Baker Hughes, exceeding its FY 2021 revenue target for the alliance.
•The company formed a wide-ranging strategic alliance with Infor, an ERP technology cloud leader, to jointly expand enterprise-class AI solutions across industries and extend Infor’s native machine learning capabilities. C3 AI also established its first strategic partnership in the telecommunications industry, forming an alliance with Singtel subsidiary NCS, a leading information, communications, and technology service provider. The partnership will focus on delivering enterprise AI solutions to customers in Southeast Asia, Australia, and New Zealand across multiple industries including telecommunications, government, financial services, transportation, and others.
•C3 AI demonstrated ongoing product leadership in enterprise AI. In the fourth quarter, the company released C3 AI v7.19 and v7.20, delivering significant new features and enhancements including new advanced AutoML capabilities in the no-code AI and analytics platform C3 AI Ex Machina, as well as the release of C3 AI UI Designer in C3 AI Integrated Design Studio, a no-code development tool that allows users to create C3 AI application user interfaces rapidly and easily with drag-and-drop components. In addition, in partnership with Baker Hughes, C3 AI released BHC3 Production Schedule Optimization application for demand planning & manufacturing production scheduling.
•C3 AI extended its investment in C3 AI CRM, the first enterprise-class, AI-first CRM solution custom-built for industries, developed in partnership with Microsoft and Adobe. C3 AI released new precision sales forecasting capabilities in C3 AI CRM to improve forecasting accuracy for sales teams and executives. C3 AI CRM leverages all relevant economic (stock market indexes, commodity prices, inflation, interest rates, etc.) and company-specific (bankruptcy, M&A, share repurchases, etc.) data along with the traditional CRM data to develop rich AI models enabling precise revenue forecasting, accurate product forecasting, next-best product, next best offer, and customer churn prediction.
•C3 AI grew its enterprise AI production application footprint through both new customer acquisitions and expanded use by existing customers, with 91 discrete applications in production at the end of the fourth quarter, including some of largest enterprise AI application deployments in the world at customers such as Shell, Enel, LyondellBasell, Koch Industries, and the US Air Force. C3 AI production applications showed significantly increased industry diversification, growing to 11 industries in Q4 FY2021 compared to 5 industries in Q4 FY2020, with notable expansion in Financial Services. C3 AI application end users also continued to grow, exceeding 7,400 worldwide in Q4 FY2021.
•Operating at massive scale, as of April 30, 2021 the C3 AI Suite and Applications were integrated with more than 800 unique enterprise and extraprise data sources, manage more than 4.8 million concurrent production AI models, process more than 1.5 billion predictions per day, and evaluate over 30.5 billion machine learning features daily.
•With Shell and Microsoft, C3 AI expanded the Open Energy AI Initiative, an open marketplace for C3 AI energy applications. Announced in February 2021, the Open Energy AI Initiative aims to accelerate the deployment and availability of enterprise AI solutions to the energy industry by providing a framework for energy operators, service providers, equipment providers, and independent software vendors to offer interoperable solutions powered by the C3 AI Suite and Microsoft Azure.
•C3 AI continued to invest in its public-private partnership with the C3.ai Digital Transformation Institute, to accelerate research into the new science of Digital Transformation. In the fourth quarter, DTI conducted a weekly series of colloquia presenting original research by DTI-affiliated researchers from leading institutions. DTI also issued its second call for research proposals, on AI for Energy and Climate Security, receiving 52 proposals. Grant awards will be announced later in June. For additional information see: https://c3dti.ai.

•C3 AI saw ongoing success in building brand awareness. In Q4 FY 2021, C3 AI ranked #1 in internet search results for the term “Enterprise AI” across virtually all measurements.
•C3 AI further enhanced the company’s leadership with the addition of senior executives to the company’s Federal Systems unit including: Lieutenant General (Retired) Edward Cardon as Chair, C3 AI Federal Systems, and Tod Weber as SVP and General Manager, C3 AI Federal Systems. A 36-year US Army career officer, Lieutenant General Cardon most recently served as the Director of the US Army Office of Business Transformation, a role in which he helped to establish the Army Futures Command. Tod Weber most recently served as CEO and chairman of Software AG Government Solutions, and previously held senior roles at webMethods, Oracle, and PTC.
•C3 AI continued to attract exceptional talent to the company, adding 56 net new employees in the fourth quarter to end the quarter with 574 fulltime employees. The company received over 12,500 employment applications in Q4.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the first quarter of fiscal 2022 and full-year fiscal 2022:

(in millions)	First Quarter Fiscal 2022 Guidance	Full Year Fiscal 2022 Guidance
Total revenue	$50.0 - $52.0	$243.0 - $247.0
Non-GAAP loss from operations	($28.0) - ($35.0)	($107.0) - ($119.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Fourth Quarter Fiscal 2021 Financial Results Conference Call
When:	Wednesday, June 2, 2021
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 900-2294, Domestic
(236) 714-2785, International
Conference ID: 5242869
Webcast:	https://event.on24.com/wcc/r/3080127/97E4F6577A3CC43864859BF7208EE9B6 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of non-GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
•Non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations. Our non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations measures exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, plans to license certain technologies, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2021, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is a leading provider of enterprise AI software for accelerating digital transformation. C3 AI delivers a family of fully integrated products: C3 AI® Suite, an end-to-end platform for developing, deploying, and operating large-scale AI applications; C3 AI Applications, a portfolio of industry-specific SaaS AI applications; C3 AI CRM, a suite of industry-specific CRM applications designed for AI and machine learning; and C3 AI Ex Machina, a no-code AI solution to apply data science to everyday business problems. The core of the C3 AI offering is an open, model-driven AI architecture that dramatically simplifies data science and application development. Learn more at: www.c3.ai.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Revenue
Subscription(1)	$43,118	$36,767	$157,366	$135,394
Professional services(2)	9,166	4,851	25,851	21,272
Total revenue	52,284	41,618	183,217	156,666
Cost of revenue
Subscription(3)	8,621	7,986	31,315	31,479
Professional services	3,091	1,523	13,204	7,308
Total cost of revenue	11,712	9,509	44,519	38,787
Gross profit	40,572	32,109	138,698	117,879
Operating expenses
Sales and marketing(4)	32,093	34,589	96,991	94,974
Research and development	20,711	17,426	68,856	64,548
General and administrative	11,676	10,313	33,109	29,854
Total operating expenses	64,480	62,328	198,956	189,376
Loss from operations	(23,908)	(30,219)	(60,258)	(71,497)
Interest income	258	1,136	1,255	4,251
Other (expense) income, net	(152)	(1,254)	4,011	(1,752)
Net loss before provision for income taxes	(23,802)	(30,337)	(54,992)	(68,998)
Provision for income taxes	248	97	704	380
Net loss	$(24,050)	$(30,434)	$(55,696)	$(69,378)
Net loss attributable to Class A common shareholders, basic and diluted	$(0.24)	$(0.82)	$(0.90)	$(1.94)
Net loss attributable to Class A-1 common shareholders, basic and diluted	$—	$(0.82)	$(0.55)	$(1.94)
Net loss attributable to Class B common shareholders, basic and diluted	$(0.24)	$—	$(0.35)	$—
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	97,328,701	30,369,014	56,677,947	29,133,157
Weighted-average shares used in computing net loss per share attributable to Class A-1 common stockholders, basic and diluted	—	6,666,665	6,666,665	6,666,665
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders, basic and diluted	3,499,992	—	3,499,992	—
(1) Including related party revenue of $8,986, $9,865, $30,557 and $40,425 for the three months and year ended April 30, 2021 and 2020, respectively.
(2) Including related party revenue of $4,825, $82, $4,825 and $292 for the three months and year ended April 30, 2021 and 2020, respectively.
(3) Including related party cost of revenue of $56, nil, $56 and nil for the three months and year ended April 30, 2021 and 2020, respectively.
(4) Including related party sales and marketing expense of $44, nil, $44 and nil for the three months and year ended April 30, 2021 and 2020, respectively.

C3.AI, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(unaudited)

	As of April 30,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$115,355	$33,104
Short-term investments	978,020	211,874
Accounts receivable, net of allowance of $812 and $755 as of April 30, 2021 and 2020, respectively(1)	65,460	30,827
Prepaid expenses and other current assets(2)	14,302	5,400
Total current assets	1,173,137	281,205
Property and equipment, net	6,133	8,723
Goodwill	625	625
Long-term investments	—	725
Other assets, non-current(3)	16,582	13,830
Total assets	$1,196,477	$305,108
Liabilities, redeemable convertible preferred stock, redeemable convertible Class A-1 common stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable(4)	$12,075	$4,726
Accrued compensation and employee benefits	21,829	13,693
Deferred revenue, current(5)	72,263	53,537
Accrued and other current liabilities(6)	18,318	9,083
Total current liabilities	124,485	81,039
Deferred revenue, non-current	2,964	6,758
Other long-term liabilities(7)	7,853	6,001
Total liabilities	135,302	93,798
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value. No shares and 233,107,379 shares authorized as of April 30, 2021 and 2020, respectively; no shares and 37,128,768 shares issued and outstanding as of April 30, 2021 and 2020, respectively; Liquidation preference of $376,178 as of April 30, 2020	—	375,207
Redeemable convertible class A-1 common stock, $0.001 par value. No shares and 6,666,667 shares authorized as of April 30, 2021 and 2020, respectively; no shares and 6,666,665 shares issued and outstanding as of April 30, 2021 and 2020, respectively; Liquidation preference of $18,800 as of April 30, 2020	—	18,800
Stockholders’ equity (deficit)
Class A common stock, $0.001 par value. 1,000,000,000 and 390,000,000 shares authorized as of April 30, 2021 and 2020, respectively; 98,494,729 and 31,210,159 shares issued and outstanding as of April 30, 2021 and 2020 respectively	99	31
Class B common stock, $0.001 par value; 3,500,000 and 21,000,000 shares authorized as of April 30, 2021 and 2020, respectively; 3,499,992 and no shares issued and outstanding as of April 30, 2021 and 2020, respectively	3	—
Additional paid-in capital	1,410,325	110,485
Accumulated other comprehensive income	81	424
Accumulated deficit	(349,333)	(293,637)
Total stockholders’ equity (deficit)	1,061,175	(182,697)
Total liabilities, redeemable convertible preferred stock, redeemable convertible Class A-1 common stock and stockholders’ equity (deficit)	$1,196,477	$305,108
(1) Including amounts from a related party of $15,180 and $250 as of April 30, 2021 and 2020, respectively.
(2) Including amounts from a related party of $1,662 and nil as of April 30, 2021 and 2020, respectively.
(3) Including amounts from a related party of $6,602 and nil as of April 30, 2021 and 2020, respectively.
(4) Including amounts from a related party of $56 and nil as of April 30, 2021 and 2020, respectively.
(5) Including amounts from a related party of $7,697 and $1,499 as of April 30, 2021 and 2020, respectively.
(6) Including amounts from a related party of $3,413 and nil as of April 30, 2021 and 2020, respectively.
(7) Including amounts from a related party of $4,895 and nil as of April 30, 2021 and 2020, respectively.

C3.AI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(55,696)	$(69,378)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,297	1,302
Non-cash operating lease costs	3,315	3,052
Stock-based compensation	21,740	8,310
Impairment on investment	—	1,025
Other	(180)	(657)
Changes in operating assets and liabilities
Accounts receivable(1)	(34,690)	32,659
Prepaid expenses, other current assets and other assets(2)	(14,855)	(4,265)
Accounts payable(3)	7,450	(1,219)
Accrued compensation and employee benefits	8,135	651
Operating lease liabilities	(3,551)	(3,174)
Other liabilities(4)	11,549	1,343
Deferred revenue(5)	14,933	(30,930)
Net cash used in operating activities	(37,553)	(61,281)
Cash flows from investing activities:
Purchases of property and equipment	(1,628)	(2,298)
Capitalized software development costs	—	(581)
Proceeds from sale of non-marketable equity security	725	—
Purchases of investments	(1,152,142)	(219,853)
Maturities and sales of investments	385,893	98,659
Net cash used in investing activities	(767,152)	(124,073)
Cash flows from financing activities:
Proceeds from initial public offering and private placements, net of underwriting discounts	851,859	—
Proceeds from repayment of shareholder loan	26,003	—
Proceeds from issuance of Series G, net of issuance costs	—	25,333
Proceeds from issuance of Series H, net of issuance costs	—	49,836
Repurchase of common stock and options in tender offer	—	(3,548)
Payment of deferred offering costs	(7,179)	—
Proceeds from issuance of common stock	—	44,027
Proceeds from exercise of Class A common stock options	16,673	4,203
Net cash provided by financing activities	887,356	119,851
Net increase (decrease) in cash, cash equivalents and restricted cash	82,651	(65,503)
Cash, cash equivalents and restricted cash at beginning of period	33,604	99,107
Cash, cash equivalents and restricted cash at end of period	$116,255	$33,604
Cash and cash equivalents	$115,355	$33,104
Restricted cash included in other assets	900	500
Total cash, cash equivalents and restricted cash	$116,255	$33,604
Supplemental disclosure of cash flow information—cash paid for income taxes	$550	$660
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$212	$417
Deferred offering costs included in accounts payable and accrued liabilities	$105	$—
Vesting of early exercised stock options	$2,869	$655
(1) Including changes in related party balances of $(14,930) and $19,750 for the year ended April 30, 2021 and 2020, respectively.
(2) Including changes in related party balances of $8,264 and nil for the year ended April 30, 2021 and 2020, respectively.
(3) Including changes in related party balances of $56 and nil for the year ended April 30, 2021 and 2020, respectively.
(4) Including changes in related party balances of $8,308 and nil for the year ended April 30, 2021 and 2020, respectively.
(5) Including changes in related party balances of $6,198 and $(18,445) for the year ended April 30, 2021 and 2020, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$40,572	$32,109	$138,698	$117,879
Stock-based compensation expense (1)	347	153	1,205	492
Employer payroll tax expense related to employee stock-based compensation (2)	33	—	33	—
Gross profit on a non-GAAP basis	$40,952	$32,262	$139,936	$118,371

Gross margin on a GAAP basis	78%	77%	76%	75%
Gross margin on a non-GAAP basis	78%	78%	76%	76%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(23,908)	$(30,219)	$(60,258)	$(71,497)
Stock-based compensation expense (1)	7,470	2,886	21,740	8,310
Employer payroll tax expense related to employee stock-based compensation (2)	995	—	995	—
Loss from operations on a non-GAAP basis	$(15,443)	$(27,333)	$(37,523)	$(63,187)

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Cost of subscription	$271	$124	$828	$370
Cost of professional services	76	29	377	122
Sales and marketing	3,245	1,180	9,080	3,074
Research and development	997	313	2,949	1,223
General and administrative	2,881	1,240	8,506	3,521
Total stock-based compensation expense	$7,470	$2,886	$21,740	$8,310

(2)    Employer payroll tax expense related to employee stock-based compensation were immaterial and as such were excluded in periods prior to January 31, 2021. Employer payroll tax expense to employee stock-based compensation for gross profits, gross margin and loss from operations includes employer payroll tax expense to employee stock-based compensation as follows:

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Cost of subscription	$30	$—	$30	$—
Cost of professional services	3	—	3	—
Sales and marketing	338	—	338	—
Research and development	353	—	353	—
General and administrative	271	—	271	—
Total employer payroll tax expense	$995	$—	$995	$—

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of April 30,
	2021	2020
RPO	$293,836	$239,742
Cancellable amount of contract value	51,252	7,183
Non-GAAP RPO	$345,088	$246,925